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                                 AMENDMENT NO. 9
                                       TO
               SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                                 CLASS C SHARES
                     METLIFE INVESTORS DISTRIBUTION COMPANY

     AMENDMENT NO. 9 to Second Amended and Restated Distribution Agreement ("Amendment No. 9"), dated as of May 1, 2006 by and between Met Investors Series Trust (the "Trust") and MetLife Investors Distribution Company ("MID").

     The Trust and MID agree to modify and amend the Second Amended and Restated Distribution Agreement relating to Class C Shares dated as of August 30, 2002, as amended on May 1, 2003, November 1, 2003, April 30, 2004, November 3, 2004, May 1, 2005, September 30, 2005, November 1, 2005 and December 19, 2005 (the "Original Agreement" or "Agreement") as herein provided. All terms used in this Amendment No. 9, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

     1. New Portfolios. The Trust hereby authorizes MID to participate in the distribution of Class C shares of the following new portfolios ("New Portfolios") on the terms and conditions contained in the Agreement:

          Met/AIM Capital Appreciation Portfolio
          Batterymarch Growth and Income Portfolio
          Batterymarch Mid-Cap Stock Portfolio
          Federated High Yield Portfolio
          Loomis Sayles Global Markets Portfolio
          Mercury Large-Cap Core Portfolio
          MFS Emerging Markets Equity Portfolio
          MFS Value Portfolio
          Pioneer Fund Portfolio
          Pioneer Strategic Income Portfolio
          Pioneer Mid-Cap Portfolio
          Dreman Small-Cap Value Portfolio
          Janus Capital Appreciation Portfolio
          Legg Mason Partners Managed Assets Portfolio

     2. Effective Date. The effective date of this Amendment No. 9 shall be May 1, 2006 with respect to the New Portfolios.

     3. Duration of Agreement. This Agreement shall continue in effect until August 31, 2006 with respect to the New Portfolios and thereafter will continue on a year to year basis with respect to the New Portfolios only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Agreement); provided, however, that in either event such continuance shall also be approved by

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a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     4. Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which MID is authorized to distribute Class C Shares, is hereby replaced in its entirety by Schedule A attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

MET INVESTORS SERIES TRUST              METLIFE INVESTORS DISTRIBUTION COMPANY


By: /s/ Jeffrey A. Tupper               By: /s/ Richard C. Pearson
    ---------------------------------       ------------------------------------
    Jeffrey A. Tupper                       Richard C. Pearson
    Treasurer                               Executive Vice President

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                                   SCHEDULE A
                                       TO
                                 AMENDMENT NO. 9
                             DISTRIBUTION AGREEMENT
                                 CLASS C SHARES

Portfolios in Original Agreement:

J.P. Morgan Quality Bond
J.P. Morgan Small Cap Stock (now known as Met/Putnam Capital Opportunities) J.P. Morgan Enhanced Index
J.P. Morgan Select Equity
J.P. Morgan International Equity
Lord Abbett Bond Debenture
Lord Abbett Mid-Cap Value
Lord Abbett Developing Growth
Lord Abbett Growth and Income
Lord Abbett Growth Opportunities
PIMCO Total Return
PIMCO Money Market (now known as Money Market)
PIMCO Innovation (now known as RCM Global Technology)
MFS Mid Cap Growth (now known as T. Rowe Price Mid-Cap Growth)
MFS Research International
Met/Putnam Research
Janus Aggressive Growth
Oppenheimer Capital Appreciation
Met/AIM Small Cap Growth
Met/AIM Mid Cap Equity
State Street Research Concentrated International (now known as Harris Oakmark International)
Third Avenue Small Cap Value

Portfolios Added by Amendment No. 1:

Lord Abbett America's Value
PIMCO Inflation Protected Bond

Portfolios Deleted by Amendment No. 1:

J.P. Morgan Enhanced Index
J.P. Morgan International Equity
Lord Abbett Developing Growth

Portfolios Added by Amendment No. 2:

Met/American Growth Portfolio
Met/American Growth-Income Portfolio

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Met/American International Portfolio
Met/American Bond Portfolio

Portfolios Added by Amendment No. 3:

Neuberger Berman Real Estate Portfolio
Turner Mid-Cap Growth Portfolio
Goldman Sachs Mid-Cap Value Portfolio

Portfolios Added by Amendment No. 4:

MetLife Defensive Strategy Portfolio
MetLife Moderate Strategy Portfolio
MetLife Balanced Strategy Portfolio
MetLife Growth Strategy Portfolio
MetLife Aggressive Strategy Portfolio

Portfolios Added by Amendment No. 5:

Van Kampen Comstock Portfolio

Portfolios Deleted by Amendment No. 5:

J.P. Morgan Quality Bond Portfolio
J.P. Morgan Select Equity Portfolio
Money Market Portfolio

Portfolios Added by Amendment No. 6:

Cyclical Growth and Income ETF Portfolio
Cyclical Growth ETF Portfolio

Portfolios Added by Amendment No. 7:

Legg Mason Value Equity Portfolio

Portfolios Deleted by Amendment No. 7:

Met/Putnam Research Portfolio

Portfolios Added by Amendment No. 8:

Lazard Mid-Cap Portfolio

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Portfolios Deleted by Amendment No. 8:

Met/AIM Mid Cap Core Equity Portfolio

Portfolios Added by Amendment No. 9:

Met/AIM Capital Appreciation Portfolio
Batterymarch Growth and Income Portfolio
Batterymarch Mid-Cap Stock Portfolio
Federated High Yield Portfolio
Loomis Sayles Global Markets Portfolio
Mercury Large-Cap Core Portfolio
MFS Emerging Markets Equity Portfolio
MFS Value Portfolio
Pioneer Fund Portfolio
Pioneer Strategic Income Portfolio
Pioneer Mid-Cap Portfolio
Dreman Small-Cap Value Portfolio
Janus Capital Appreciation Portfolio
Legg Mason Partners Managed Assets Portfolio

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